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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                            CURRENT REPORT (AMENDED)


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): December 20, 1996



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                0-21229                    36-3640402
     (State or other juris-     (Commission file              (IRS employer
     diction of incorporation)       number)              identification number)



                         1419 Lake Cook Road, Suite 410
                            Deerfield, Illinois 60015
                    (Address of principal executive offices)



       Registrant's telephone number, including area code:  (847) 945-6550


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ITEM 2.   Acquisition or Disposition of Assets.

     On December 20, 1996, Stericycle, Inc. (the "Company") entered into an asset purchase agreement with Waste Management, Inc. ("Waste Management"), a first-tier subsidiary of WMX Technologies, Inc., and various of Waste Management's subsidiaries pursuant to which the Company acquired the major portion of Waste Management's regulated medical waste business. The Company purchased the customer accounts, customer contracts, trucks and other vehicles, and other associated assets of Waste Management's regulated medical waste business at 24 locations in Arizona, Carolina, Indiana, Kentucky, Maryland, North Carolina, Ohio, Pennsylvania, Tennessee, Utah and Washington. The Company will use the acquired assets in the operation of its own regulated medical waste business.

     The purchase price, which was the subject of arm's-length negotiation by the parties and is subject to adjustment to reflect their final agreement by January 31, 1997 on the value of the trucks and other vehicles acquired by the Company, was approximately $10.9 million. The Company paid one-half of this amount, or $5.45 million, in cash at closing and delivered a note to Waste Management for the balance of the purchase price. This note provides for two principal payments of $2.725 million each in December 1997 and December 1998, respectively, and quarterly payments of accrued interest at the rate of 7.0% per annum. The source of funds for the Company's cash payment at closing was cash on hand. With the exception of service obligations arising after closing under the customer contracts that the Company acquired, the Company did not assume any liabilities of Waste Management or any of its subsidiaries.

     There is (and was) no material relationship between the Company (or any officer, director or affiliate of the Company or any associate of any such officer or director) and Waste Management (or any officer, director, subsidiary or other affiliate of Waste Management or any associate of any such officer or director).

ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired.

     It is impracticable at the time of filing this Report to file all (or any) of the financial statements for the acquired regulated medical waste business for the periods specified in Rule 3-05 of Regulation S-X (17 C.F.R. 210.3-05(b)).

     The Company intends to request the concurrence of the Securities and Exchange Commission (the "Commission"), pursuant to Rule 3-13 of Regulation S-X, to the Company's filing of certain other financial information in lieu of the financial statements otherwise required to be filed. The Company would file this other financial information by a second Current Report (Amended) on Form 8-K/A filed on or before March 4, 1997 (i.e., 60 days from the date of filing the original Current Report on Form 8-K).


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     (b) Pro Forma Financial Information

     It is impracticable at the time of filing this Report to file all (or any) of the pro forma financial information that is required to filed pursuant to
Article 11 of Regulation S-X.

     The Company intends to request the concurrence of the Commission, pursuant to Rule 3-13 of Regulation S-X, to the Company's filing of certain other pro forma financial information in lieu of the pro forma financial information otherwise required to be filed. The Company would file this other pro forma financial information by a second Current Report (Amended) on Form 8-K/A filed on or before March 4, 1997 (i.e., 60 days from the date of filing the original Current Report on Form 8-K).

     (c)  Exhibits

     A copy of the Asset Purchase Agreement dated December 20, 1996 entered into by the Company, Waste Management and various of Waste Management's subsidiaries is filed as EXHIBIT 2.1 to this Report. As noted in the relevant places, the copy filed omits certain information which has been filed separately with the Commission.

     The copy filed also omits the following schedules and exhibits:

        Schedule 1 -            Tangible Assets
        Schedule 2 -            Customer Accounts
        Schedule 3 -            Service Locations and Truck Domiciles
        Schedule 4 -            Rent Payable Under Lease and Subleases
        Schedule 5 -            Employees
        Exhibit A -             Form of Note
        Exhibit B -             Form of Security Agreement
        Exhibit C -             Form of Services Agreement
        Exhibit D -             Form of Lease/Sublease

     In accordance with Item 601(b)(2) of Regulation S-K (17 C.F.R. 229.601(b)(2)), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: January 23, 1997.


                                        STERICYCLE,  INC.



                                        By  /s/ James F. Polark
                                          ------------------------------------
                                             James F. Polark
                                             Vice President, Finance
                                               and Chief Financial Officer


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                                  EXHIBIT INDEX


                                                                    Sequentially
Exhibit   Description                                              Numbered Page

 2.1      Asset Purchase Agreement dated December 20,                     6
          1996, entered into by Stericycle, Inc., Waste Manage-ment, Inc. and various subsidiaries of Waste Manage-ment, Inc.


   As noted in the relevant places, this exhibit omits certain information which has been filed separately with the Commission.

   This exhibit also omits the following schedules and exhibits:

      Schedule 1 -            Tangible Assets
      Schedule 2 -            Customer Accounts
      Schedule 3 -            Service Locations and Truck Domiciles
      Schedule 4 -            Rent Payable Under Lease and Subleases
      Schedule 5 -            Employees
      Exhibit A -             Form of Note
      Exhibit B -             Form of Security Agreement
      Exhibit C -             Form of Services Agreement
      Exhibit D -             Form of Lease/Sublease

   In accordance with Item 601(b)(2) of Regulation S-K (17 C.F.R.
229.601(b)(2)), the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon its request.


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